UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 16, 2005

THE STRIDE RITE CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	1-4404	04-1399290
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

191 Spring Street

PO Box 9191

Lexington, Massachusetts 02420

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (617) 824-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the acquisition of Saucony, Inc. (Nasdaq: SCNYA and SCNYB) described below, The Stride Rite Corporation (NYSE: SRR) (“Stride Rite”) entered into a revolving credit facility pursuant to that certain Credit Agreement, dated September 16, 2005 (the “Credit Agreement”), among Stride Rite, Stride Rite Children’s Group, Inc. (the “Children’s Group,” and together with Stride Rite, the “Borrowers”), Bank of America, N.A., as Administrative Agent and Swing Line Lender, the other lenders from time to time party thereto, The Bank of New York and Sun Trust Bank, as Co-Syndications Agents, and Citizens Bank of Massachusetts, as Documentation Agent and Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager. The Credit Agreement provides for secured revolving loans in an aggregate amount up to $275 million, including a $75 million sublimit for the issuance of letters of credit and a $15 million sublimit for swingline loans, with $200 million currently committed. Borrowings under the Credit Agreement are scheduled to mature on September 16, 2010, and will be used to pay fees and expenses in connection with the acquisition of Saucony, Inc. (described in Item 2.01 below) and for working capital and general corporate purposes. Loans under the Credit Agreement may be borrowed, prepaid and reborrowed during the term of the Credit Agreement.

The interest rates generally applicable to loans borrowed under the Credit Agreement, other than in respect of swingline loans, will be equal to LIBOR plus the applicable margin based on a ratio of the total debt of the Borrowers to the Borrowers earnings before interest expense, taxes, depreciation and amortization (EBITDA), or at the Borrower’s option, a base rate equal to the higher of (a) the Bank of America prime rate and (b) the Federal Funds rate plus  1/2 of 1.00%. The Borrowers also must pay a quarterly commitment fee in connection with the credit facility. The loans under the Credit Agreement are secured by valid and perfected first priority liens and security interests in all present and future shares of capital stock in each of the Borrower’s current and future domestic subsidiaries and material foreign subsidiaries (generally limited in the case of foreign subsidiaries to a pledge of 66% of the capital stock of such subsidiaries) and all proceeds and products of the foregoing.

The Credit Agreement includes customary representations and warranties, restrictions, events of default and other covenants, including, among other things, covenants regarding delivery of financial statements and other notice requirements, payment of obligations, preservation of existence, maintenance of insurance policies, compliance with laws, and use of proceeds, as well as restrictions on indebtedness, creation of liens and loans, engaging in certain fundamental changes and certain sales or other dispositions of assets, changes in the nature of the business, and changes in accounting policies. The Credit Agreement also includes financial covenants requiring the Borrowers and their consolidated subsidiaries to maintain, as of the end of any quarterly measurement period, a leverage ratio that does not exceed 3.00:1.00 (which will be reduced to 2.50:1.00 beginning in the first quarter of fiscal year 2007) and a fixed charge coverage ratio that is less than 2.0:1.0. The Borrowers and their consolidated subsidiaries will also be required to maintain a minimum net worth of $132,742,000, subject to adjustment based on future net income and restricted payments, as further described in the Credit Agreement. The Credit Agreement also contains events of default that permit the acceleration of the loans and the termination of the Credit Agreement, including, but not limited to, payment defaults under the Credit Agreement and under other material debt agreements, the breach of certain covenants, the breach of other covenants after applicable grace periods, the entry of material judgments, and the occurrence of bankruptcy, insolvency or change of control events.

The present and future domestic subsidiaries of the Borrowers and the material foreign subsidiaries have agreed to guarantee the obligations under the Credit Agreement. All domestic subsidiaries of the Borrowers have entered into a Guaranty Agreement, dated September 16, 2005, with Bank of America, N.A., as administrative agent.

The description above is a summary of the terms of the Credit Agreement and related documents, it does not purport to be complete and it is qualified in its entirety by reference to the agreements themselves. Copies of the Credit Agreement and Guaranty Agreement are attached to this report as Exhibits 10.1 and 10.2, respectively, and each is incorporated herein by reference as though it were fully set forth herein.

On September 16, 2005, the existing credit facility under that certain Credit Agreement, dated January 19, 2000, as amended on October 31, 2002 and July 13, 2004, among Stride Rite and BankBoston, N.A., Bank of America, N.A., Bank One, NA, SunTrust Bank and The Bank of New York, with BankBoston, N.A. and with BancBoston Robertson Stephens Inc., was terminated.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 is incorporated into this Item 1.02.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Stride Rite announced on September 16, 2005 that effective as of that date, Stride Rite completed its acquisition of Saucony, Inc. pursuant to an Agreement and Plan of Merger, dated June 1, 2005, between Stride Rite, Saucony and OC, Inc. (the “Merger Agreement”). Under the terms of the Merger Agreement, OC, Inc. merged with and into Saucony effective on September 16, 2005, with Saucony as the surviving entity and a wholly owned subsidiary of Stride Rite.

As a result of the merger, each share of Saucony Class A Common Stock and each share of Saucony Class B Common Stock was automatically converted into the right to receive $23.00 per share, without interest.

The press release issued by Stride Rite is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

To be filed by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro Forma Financial Information.

To be filed by amendment no later than 71 calendar days after the date this Current Report is required to be filed.

(d)	Exhibits.

10.1	Credit Agreement, dated September 16, 2005, among The Stride Rite Corporation, Stride Rite Children’s Group, Inc., Bank of America, N.A., as Administrative Agent and Swing Line Lender, the other lenders from time to time party thereto, The Bank of New York and Sun Trust Bank, as Co-Syndications Agents, and Citizens Bank of Massachusetts, as Documentation Agent and Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager.

10.2	Guaranty Agreement, dated September 16, 2005, by and among The Stride Rite Corporation, Stride Rite Children’s Group, Inc., the other borrowers listed therein, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

99.1	Press Release, dated September 16, 2005, issued by The Stride Rite Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STRIDE RITE CORPORATION

Date: September 21, 2005	By:	/s/ Frank A. Caruso
Frank A. Caruso
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated September 16, 2005, among The Stride Rite Corporation, Stride Rite Children’s Group, Inc., Bank of America, N.A., as Administrative Agent and Swing Line Lender, the other lenders from time to time party thereto, The Bank of New York and Sun Trust Bank, as Co-Syndications Agents, and Citizens Bank of Massachusetts, as Documentation Agent and Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager.

10.2	Guaranty Agreement, dated September 16, 2005, by and among The Stride Rite Corporation, Stride Rite Children’s Group, Inc., the other borrowers listed therein, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

99.1	Press Release, dated September 16, 2005, issued by The Stride Rite Corporation.